As filed with the Securities and Exchange Commission on March 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation or Organization)

04-2833935

(I.R.S. Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780-1042
(Address of Principal Executive Offices)	(Zip Code)

KOPIN CORPORATION 2001 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

with copies to:

John C.C. Fan Chief Executive Officer Kopin Corporation 200 John Hancock Road Taunton, MA 02780-1042	John J. Concannon III, Esq. Bingham McCutchen LLP 150 Federal Street Boston, MA 02110

(Name and address of agent for service)

(508) 824-6696	(617) 951-8000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee

Common Stock $0.01 par value per share	1,100,000	$5.67	$6,237,000	$791

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the Registrant’s Common Stock, $0.01 par value per share, reported by the Nasdaq National Market on March 9, 2004.

PART II

Item 3.	Incorporation Of Documents By Reference.

The following documents filed by Kopin Corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this Registration Statement: (1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed by the Registrant with the SEC on March 15, 2004; (2) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003; and (3) the description of the Common Stock of the Registrant, $0.01 par value per share (the “Common Stock”), contained in the Registrant’s registration statement on Form S-1 filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be incorporated by reference into this Registration Statement as of the filing date of each.

Item 4.	Description Of Securities.

Not applicable.

Item 5.	Interests Of Named Experts And Counsel.

Not applicable.

Item 6.	Indemnification Of Directors And Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws of the Registrant include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Registrant has purchased an insurance policy covering its officers and directors with respect to certain liabilities arising under the Securities Act or otherwise.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Document

4.1*	Kopin Corporation 2001 Equity Incentive Plan.

4.2**	Amendment to Kopin Corporation 2001 Equity Incentive Plan.

4.3	Amendment to Kopin Corporation 2001 Equity Incentive Plan.

5	Opinion of Bingham McCutchen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed with the SEC on April 20, 2001 as Appendix B to Proxy Statement filed pursuant to Rule 14a-6 of the Exchange Act, File No. 000-19882, and incorporated herein by reference.
**	Filed with the SEC on August 16, 2002 as Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-98285, and incorporated herein by reference.

Item 9.	Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Taunton, Commonwealth of Massachusetts, on the 11th day of March 2004.

KOPIN CORPORATION

By:	/s/ John C.C. Fan
John C.C. Fan
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints John C.C. Fan and Richard A. Sneider, or either of them, as such person’s true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations, and requirements of the SEC in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the dates set forth below.

Signature	Title	Date

/s/ John C.C. Fan John C.C. Fan	Chief Executive Officer, President (Principal Executive Officer) and Director	March 10, 2004

/s/ David E. Brook	Director and Secretary	March 10, 2004
David E. Brook

/s/ Andrew H. Chapman	Director	March 10, 2004
Andrew H. Chapman

/s/ Morton Collins	Director	March 10, 2004
Morton Collins

Director
Chi Chia Hsieh

Director
Michael A. Wall

/s/ Michael J. Landine	Director	March 10, 2004
Michael J. Landine

/s/ Richard A. Sneider Richard A. Sneider	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 10, 2004

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1*	Kopin Corporation 2001 Equity Incentive Plan.

4.2**	Amendment to Kopin Corporation 2001 Equity Incentive Plan.

4.3	Amendment to Kopin Corporation 2001 Equity Incentive Plan.

5	Opinion of Bingham McCutchen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed with the SEC on April 20, 2001 as Appendix B to Proxy Statement filed pursuant to Rule 14a-6 of the Exchange Act, File No. 000-19882, and incorporated herein by reference.

**	Filed with the SEC on August 16, 2002 as Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-98285, and incorporated herein by reference.